Exhibit 10.6

Trade Finance 008

Contract No.: [YZFJKYH2013068]

Dated [                              ]

between

GLOBAL TECHNOLOGY INC.

and

CHINA CONSTRUCTION BANK NINGBOYINZHOU SUB-BRANCH

____________________________________________________________________

Trust Receipt Loan Contract

____________________________________________________________________

This Trust Receipt Loan Contract (the “Contract”) is entered into on [See Schedule A] by and between:

(i)	GLOBAL TECHNOLOGY INC.,, located at NO. 88, QIUSHI RD, WANGCHUN INDUSTRIAL PART, NINGBO, CHINA, P.C.315176 with CHIH-HSIANG LIN as its legal representative (or principal officer) and its fax number being 88133820 and its telephone number being 88133818 (“Party A”); and

(ii)	CHINA CONSTRUCTION BANK NINGBOYINZHOU SUB-BRANCH, located at TAIKANG MIDDLE RD S.COMMERCIAL AREA 2ND FL,GUOHUA INTL BLDG NO.500, 315100 with WANGHONGWEI as its principal officer and its fax number being 87370029 and its telephone number being 87374267as lender (“Party B”).

Whereas

The documents (goods) under the letter of credit/imports on cash on delivery (T/T)/inward collection will arrive (have arrived), Party A applies to Party B for trust receipt loan and Party B approves the application. The parties enter into this Contract through discussion for mutual observance.

1.	Trust Receipt Facilities

1.1	The trust receipt loan referred to herein means a short term financing extended by Party B to Party A upon the application of Party A for outward payment on the due date of the letter of credit/imports on cash on delivery (T/T)/inward collection.

Information of the letter of credit:

Letter of credit No.: ___________

Currency and amount (in words): _____________

Currency and amount (in words) of invoice/draft: ____________

Information of the inward collection:

Inward Collection No.: _________________________

Currency and amount (in words) of invoice/draft: ____________

Information of imports on cash on delivery

No. of import contract: ________________________

Currency and amount (in words) of invoice/draft:

Invoice No.:

1.2	Amount of the trust receipt loan (currency, in words): [See Schedule A]

1.3	Term of the trust receipt loan: days, from [See Schedule A] to [See Schedule A].

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2.	Interest rate, accrual and settlement of interest

2.1	The interest rate hereunder shall be annual rate, being (1) below:

(1)	The interest rate hereunder shall be fixed, i.e. [See Schedule A], which shall remain unchanged during the term of the loan;

(2)	The interest rate hereunder shall be floating, i.e. _____--month LIBOR+ a spread of _______BPs_, which shall be adjusted once every ____ month(s).

LIBOR means the interbank offered rate of the foregoing term and currency published by British Bankers’ Association (BBA) as provided by financial telecommunication terminals such as Reuters at 11:00am (London time) 2 banking days prior to the date of the loan drawdown or the date of interest rate adjustment.

(3)	The interest rate hereunder shall be floating, i.e. _____--month HIBOR+ a spread of _______BPs_, which shall be adjusted once every ____ month(s).

HIBOR means the interbank offered rate of the foregoing term and currency published by Hong Kong Association of Banks (HKAB) as provided by financial telecommunication terminals such as Reuters at 11:30 am (Hong Kong time) 2 banking days prior to the date of the loan drawdown or the date of interest rate adjustment.

2.2	The interest shall accrue from the date when Party B advances the loan, which shall be the value date of the loan. The interest hereunder shall accrue daily. The daily interest rate for loans in Hong Kong dollar or British pound shall be calculated with 365 days as a year. The daily interest rate for loans in other currencies shall be calculated with 360 days as a year. The term of interest rate shall include the first day of the interest period but exclude the last day.

2.3	Settlement of Interest

2.3.1	For loans carrying fixed interest rate, the interest shall be settled at the fixed interest rate agreed. For loans with floating interest rate, the interest shall be calculated at the interest rate determined for the then current floating interest period. Where the floating interest period is shorter than the period of interest settlement, the interest of the floating interest periods shall be calculated first, then such interest shall be summed up on the interest settlement date.

2.3.2	The interest hereunder shall be settled by method (2) below:

(1)	settled [ ](monthly/quarterly/semiannually) on the date corresponding to the value date in the month, where there is not such a corresponding date, the last day of the month shall be the date corresponding to the value date.

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(2)	the interest shall be paid in a lump sum along with the repayment of the principal upon the maturity of the loan.

(3)	________________________________________________

3.	Conditions Precedent to the Extension of the Trust Receipt Loan

Except as fully or partially waived by Party B, Party B shall be obligated to extend the trust receipt loan only after the satisfaction of all following conditions:

(1)	Party A has completed approval, registration, delivery, insurance and other legal procedures relating to the loan hereunder in accordance with relevant laws, regulations and rules;

(2)	Party A has provided relevant documents meeting the requirements of Party B;

(3)	Party A has issued a trust receipt as requested by Party B;

(4)	security meeting the requirements of Party B has become and remains effective;

(5)	Party A is not in violation of any provision herein;

(6)	other conditions

4.	REPAYMENT

4.1	Principles of Repayment

The proceeds received by Party A from disposal of the documents and the goods represented thereby under the letter of credit/inward collection/imports on cash on delivery shall be first applied to repay the trust receipt loan, and any deficiency shall be paid by Party A with other funds.

4.2	Payment of Interest

Party A shall pay the interest to Party B on the date of interest settlement. The first interest payment date shall be the first interest settlement date after the loan drawdown. All outstanding interest shall be paid off along with the last repayment of the principal.

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4.3	Mode of Repayment

4.3.1	Party A shall pay the principal and interest in the following way (2) :

(1)	the principal shall be repaid in a lump sum upon its maturity, i.e. the interest shall be paid in installments during the term of the loan and the principal shall be repaid in a lump sum upon maturity.

(2)	the principal and interest shall be paid in a lump sum upon the maturity of the facility.

(3)	________________________________________________

4.3.2	Party A shall deposit money sufficient to pay the due amounts in the account opened with Party B prior to the repayment date agreed herein and shall take initiative to transfer the same for repayment (Party B shall also be entitled to debit such account for the repayment), or shall transfer amount from any other account to repay the loan on the date of repayment agreed herein.

4.4	Prepayment

Party A shall have the right to prepay the principal and interest.

When Party A makes a prepayment, the interest shall be calculated at the interest rate agreed herein and on the basis of the actual days of the facility. After the prepayment, all outstanding liabilities shall still be subject to the provisions herein.

5.	Rights and Obligations of the Parties

5.1	Party A shall have the right to request Party B to extend a trust receipt loan as agreed herein.

5.2	Party B shall keep the business secret of Party A confidential in accordance with the laws, except as otherwise provided by the laws, regulations or rules, or as otherwise required by competent authorities, or as otherwise agreed by the parties.

5.3	Party A's RMB and foreign currency account settlements hereunder shall be carried out through the accounts opened with Party B.

5.4	Party B acquires the ownership of the documents and the goods represented thereby on the date when Party A issues the trust receipt or when Party B honors to pay/makes payment (whichever is earlier).

5.5	After Party A has issued the trust receipt to Party B, Party B shall deliver the documents to Party A.

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5.6	Party B, being the trustor and beneficiary, shall have the beneficiary's right to the disposal by Party A of the trust property.

5.7	Party A, acting as the trustee, shall hold for the benefit of Party B the documents and the goods represented thereby under the letter of credit/inward collection/imports on cash on delivery covered by this Contract, and shall be responsible for unloading, storing, producing, processing, transporting and selling the goods.

The proceeds received by Party A from the sales of such goods shall be applied to repay the trust receipt loan, and any deficiency shall be paid by Party A with other funds.

5.8	All costs and expenses arising from the disposal of the goods and the goods shall be borne by Party A.

5.9	After the goods under the letter of credit/inward collection/imports on cash on delivery covered by this Contract are sold, Party B is entitled to collect the payment for such goods from the buyer without a prior notice to Party A.

5.10	If Party B makes any special requirements, Party A shall dispose of the goods as required by Party B.

5.11	The documents and the goods represented thereby as well as related interests (including without limitation any unsold goods, any rights against buyers as a result of sales of the goods, payment received by virtue of sales of the goods and insurance compensation) hereunder shall be the trust property of Party B and independent of Party A. In case Party A is dissolved, cancelled or becomes bankrupt, or any creditor of Party A makes any claims against the trust property, Party A is obligated to declare to court or third parties that the foregoing trust property falls outside its ownership and therefore is not subject to liquidation or bankruptcy. Any rights acquired by Party A relating to management and disposal of the documents and the goods represented thereby shall not be used to offset any debts arising from Party A's self-owned properties.

5.12	Before the principal, interest and expenses of the trust receipt loan have been fully paid off, Party A shall not mortgage or pledge the documents and the goods represented thereby with any other party or cause the goods to be subject to any lien.

5.13	Upon the request of Party B, Party A shall deliver to Party B relevant documents of the goods or warehouse the goods as instructed by Party B and produce a warehouse receipt with Party B as the addressee/beneficiary.

5.14	Upon the request of Party B, Party A shall take out fire and other usual insurances from reputable insurers in an amount sufficiently covering the goods, and shall hold as trustee on Party B’s behalf and shall, at Party B’s request, deliver to Party B the insurance policy or insurance agreement under which Party B is the beneficiary or the beneficiary's rights have been transferred to Party B by endorsement. The insurance premiums and expenses shall be borne by Party A. In the event of any claim in respect of the goods under the policy, Party A shall immediately inform Party B thereof and shall immediately deliver to Party B all insurance compensations Party A has received.

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5.15	Party B shall have the right to decide and inspect the transport mode, location and mode of the storage and the coverage of insurance of the goods. Party A guarantees to provide assistance to Party B, including allowing Party B's representative the access to the warehouses and premises Party A owns, possesses or manages. Upon Party B's request, Party A shall execute all documents necessary to facilitate Party B's taking delivery of the goods and making claims.

5.16	Party B shall have the right to inspect and supervise the sales of the goods and payment collection thereof under the letter of credit/inward collection/imports on cash on delivery hereunder, Party A shall provide relevant information to Party B promptly upon the request of Party B.

5.17	Party A shall inform Party B in writing of any change to its business registration items such as legal representative (principal officer), domicile or operation premises, registered capital or articles of association etc. within ____ working days upon such change.

5.18	Party A guarantees not to enter into any contract with any third party that will prejudice Party B's interests hereunder.

5.19	Party B may terminate the trust at any time. Upon the request of Party B, Party A shall immediately return to Party B all title documents, evidences and other documents or the goods thereunder.

5.20	In case Party A fails to dispose of the trust property as required by Party B, Party B shall be entitled to terminate the trust and repossess the trust property to dispose of them at its own discretion.

5.21	In the event of any dispute or fraud in relation to the contracts underlying the letter of credit/inward collection/imports on cash on delivery (T/T), Party A shall pay the principal, interest and related expenses as agreed hereunder regardless of whether such dispute or fraud has been settled.

5.22	Party A shall not try to evade its obligations owing to Party B by means of withdrawing capital it has injected, transferring assets or entering into related-party transactions. Further, Party A shall not attempt to obtain loans or credit facilities from Party B by using dummy contracts with its related parties or by pledging such rights as notes receivable or accounts receivable without actual underlying transactions or by applying to Party B for discounting the same.

5.23	If Party A qualifies as a group customer, it shall promptly report to Party B any related-party transactions involving more than 10% of Party A’s net assets, including (1) the relationship among all the parties to such transaction; (2) the transaction and its nature; (3) the transaction amount or the relevant ratio; and (4) pricing policy (also applicable to the transactions with no price or merely nominal price).

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6.	Liabilities for Breach

6.1	Breach by Party A and Events that May Adversely Impact Party B's Rights

6.1.1	Party A breaches any provision hereunder or has repudiated its obligations hereunder expressly or by its conduct.

6.1.2	Any one of the following events occurs and Party B believes that its rights hereunder might be adversely impacted : contracting, trustee(receiver) being appointed, lease, shareholding restructuring, decrease of its registered capital, investment, joint operation, mergers and acquisitions, acquisition and restructuring, division, joint venture, applying for (or subject to an application for) temporary cessation of operation or dissolution, revocation, applying for (or subject to an application for) bankruptcy, change of controlling shareholders/actual controllers, transfer of material assets, suspension of production or operation, significant penalty imposed by regulatory authorities, cancellation of registration, revocation of business license, involvement in material legal proceedings, severe deterioration in operation and financial condition, legal representative/principal officer being unable to perform their duties;Party A fails to repay any other due debts, including such debts owed to any other branch or organization of China Construction Bank or to any other third party; Party A transfers assets at a low price or for free; Party A relieves or waives any debt of a third party; Party A fails to exercise its creditor’s rights or any other rights; or Party A provides security for a third party;Party A’s shareholder manipulates the independence status of Party A as a legal person or the limited liability status of the shareholder in order to evade debts or Party A fails to provide, as requested by Party B, proof evidencing the independence of Party A's properties from those of its shareholders; the security is not effected, becomes ineffective, invalid, or is rescinded or terminated, or the security provider defaults or repudiates its obligations expressly or by conduct, or the security provider has lost its capability to perform its obligations as a security provider in whole or in part, or the value of the collateral is reduced, or other events occur which may adversely impact Party B ‘s rights hereunder.

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6.2	Party B is entitled to take any one or more following actions in the event of any one of the situations set out in Article 6.1:

6.2.1	to declare the Loan immediately due and payable, and request Party A to repay immediately all the due and undue principal, interest and fees;

6.2.2	Before any principal is overdue, the overdue interest shall be compounded in accordance with the interest rate and the interest settlement method as provided herein;

if any principal is overdue, the interest on such principal and on any overdue interest (including whole or part of the principal and interest which have been accelerated), shall be calculated and compounded for the period from the first date such principal becomes overdue to the date when all the principal and interest have been fully paid, in accordance with the relevant default interest rate and the interest settlement method as provided herein; Where it is agreed herein that the principal and interest shall be paid together in a lump sum upon the maturity, for the principal and interest that are overdue (including whole or part of the principal and interest which have been accelerated), interest and compound interest shall be calculated at the following overdue interest rate and shall be paid on quarterly basis, the overdue interest rate being [See Schedule A];

“Overdue” herein means that Party A fails to repay the Loan on the repayment date.

6.2.3	to dispose of the documents under the letter of credit/inward collection/imports on cash on delivery hereunder and the goods represented thereby.

6.2.4	to request Party A to provide security satisfying the requirements of Party B.

6.2.5	to exercise the right of security.

6.2.6	to take other remedies permitted by the law.

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7.	MISCELLANEOUS

7.1	Cost Allocation

Unless otherwise agreed by the parties, the expenses in association with the legal service, insurance, valuation/appraisal, registration, custody, authentication and notarization arising in connection with the Contract or the security relating to the Contract shall be borne by Party A.

All the expenses incurred by Party B regarding realization of its creditor’s rights, such as court fees, arbitration fees, property preservation fees, travel expenses, enforcement expenses, valuation/appraisal fees, auction fees, notary fees, service fees, public announcement costs, legal fees, etc, shall be borne by Party A.

7.2	Direct Debit Right

Party B is entitled to debit, without prior notice to Party A, any account of Party A at China Construction Bank in RMB or other currencies to pay all amounts payable under the Contract. Party A shall assist Party B to complete any procedures for foreign exchange settlement or sale, and Party A shall bear the risk of exchange rate fluctuation.

7.3	Use of Party A’s Information

Party A agrees that Party B is entitled to inquire about Party A’s creditworthiness with the Credit Database or relevant authorities established or approved by the People’s Bank of China and the Credit Reference Agency, and that Party B is entitled to provide Party A’s information to such Credit Database. Party A further agrees that Party B may reasonably use and disclose Party A’s information for business purpose.

7.4	Collection by Public Announcement

In the event that Party A fails to repay on time any principal or interest or breaches any other contractual obligations hereunder, Party B is entitled to report to relevant authorities and demand repayments by means of public announcement via press.

7.5	Party B’s Record as Evidence

Unless there is reliable and definitive evidence to the contrary, Party B’s internal records of principal, interest, expenses and repayment, receipts, vouchers made or retained by Party B during the course of drawdown, repayment and interest payment, and records and vouchers relating to the collections by Party B shall constitute valid evidence of the creditor-debtor relationship between the two parties. Party A shall not raise any objection merely because the above records, receipts, vouchers are made or retained by Party B.

7.6	No Waivers

Party B’s rights hereunder shall not prejudice or exclude any other rights Party B is entitled to under applicable laws, regulations and other contracts. No forbearance, extension of time limit, preferential treatment or delay in exercising any right hereunder shall be deemed to constitute a waiver of rights and interests hereunder or permit or recognition of any breach of the Contract. Nor shall it restrict, prevent or interfere with the continuous exercise of such right at a later time or any other right, nor shall the foregoing cause Party B to be liable in any way to Party A.

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7.7	If Party A owes Party B any other due and payable debts in addition to the debts hereunder, Party B may debit any of Party A’s account at China Construction Bank in RMB or other currencies and may choose to repay any of the due and payable debts in the order it deems appropriate. Party A agrees not to raise any objection with respect thereto.

7.8	In the event of any change to the address or other contact information, Party A shall promptly notify Party B of such change in writing. Party A shall be liable for any loss caused by its failure of giving prompt notice of such change.

7.9	The Contract shall be interpreted in the light of the purpose of the Contract, the words and sentences used herein, relevant clauses and paragraphs, usage of trade and international practices and on the basis of good faith so as to reveal the real meaning of the contract clauses.

7.10	The Application for Trust Receipt Loan and other documents shall be annexes hereto and integral parts of this Contract.

7.11	Dispute Resolution

Any dispute arising from the performance of the Contract may be settled by consultation. If the dispute can not be resolved through consultation, such dispute shall be submitted to (1) [please select from below]:

(1) the People’s court within the jurisdiction where Party B is located.

(2) _______ [name of the arbitration committee] for arbitration at ______ [place of arbitration] in accordance with the then prevailing arbitration rules. The arbitration award shall be final and binding on both Party A and Party B.

The undisputed provisions shall remain enforceable during the process of litigation or arbitration.

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	7.12	Effectiveness of the Contract
The Contract shall become effective upon:

signing by the legal representative/(principal officer) or authorized representative of Party A and being affixed with the company chop of Party A; and

signing by the principal officer or authorized representative of Party B and being affixed with the company chop of Party B.

	7.13	The Contract shall be executed in three counterparts.

	7.14	Other Provisions:

__________________;
__________________;
__________________;
__________________;

8.	REPRESENTATIONS

	8.1	Party A clearly understands the business scope and authorization limit of Party B.

	8.2	Party A has read the Contract. Party B, at Party A’s request, has explained the terms of the Contract, and Party A fully understands their meanings and corresponding legal consequences.

	8.3	The execution and performance of the Contract by Party A is in compliance with laws, administrative regulations, rules and Party A’s articles of association (or its other internal constitutional documents) and has been approved by its internal competent organization and/or the competent governmental authorities.

	8.4	Party A represents that, at the time of execution of this Contract, there exists no action or event that violates any applicable laws, regulations or rules in relation to environmental protection, energy saving and emission/pollution reduction (the “Environmental Laws”). Party A further warrants that it shall strictly comply with such Environmental Laws after the execution of this Contract. If any of the above representations or warranties is untrue, or Party A defaults on any of the above undertakings, or there is any potential risk of energy dissipation or pollution by Party A, Party B is entitled to stop advancing loans, to declare an acceleration of the principal and interest not yet due hereunder, or adopt other remedial measures provided hereunder or permitted by laws.

Party A (Official seal):

Legal Representative (Principal Officer) or Authorized Representative (signature): _______________

Date:

Party B (Official seal):

Principal Officer or Authorized Representative (signature): _______________

Date:

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Loan Commencement Date	Loan Expiration Date	Loan Amount	Loan Rate	Schedule for Repayment
June 13, 2013	October 11, 2013	63,000 USD	A fixed interest rate of 4.1195%, equal to LIBOR plus 230 basis points and 150 basis points of service charge	Option 2: Lump sum of principal and interest upon its maturity.
June 20, 2013	October 18, 2013	64,639.15 USD	A fixed interest rate of 4.1189%, equal to LIBOR plus 230 basis points and 150 basis points of service charge	Option 2: Lump sum of principal and interest upon its maturity.
July 2, 2013	October 30, 2013	337,540.31 USD	A fixed interest rate of 4.2134%, equal to LIBOR plus 230 basis points and 150 basis points of service charge	Option 2: Lump sum of principal and interest upon its maturity.
July 22, 2013	November 19, 2013	295,000 USD	A fixed interest rate of 4.1975%, equal to LIBOR plus 230 basis points and 150 basis points of service charge	Option 2: Lump sum of principal and interest upon its maturity.
August 2, 2013	November 29, 2013	343,831.80 USD	A fixed interest rate of 4.3059%, equal to LIBOR plus 230 basis points and 150 basis points of service charge	Option 2: Lump sum of principal and interest upon its maturity.
August 16, 2013	December 13, 2013	117,289.35 USD	A fixed interest rate of 4.1035%, equal to LIBOR plus 230 basis points and 150 basis points of service charge	Option 2: Lump sum of principal and interest upon its maturity.
September 3, 2013	December 27, 2013	178,751.85 USD	A fixed interest rate of 4.1055%, equal to LIBOR plus 230 basis points and 150 basis points of service charge	Option 2: Lump sum of principal and interest upon its maturity.
September 13, 2013	January 10, 2014	255,142.40 USD	A fixed interest rate of 4.0999%, equal to LIBOR plus 230 basis points and 150 basis points of service charge	Option 2: Lump sum of principal and interest upon its maturity.

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